                                                                   Exhibit 10(w)

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EXECUTION COPY





                                CREDIT AGREEMENT

                                      among

                       MPW INDUSTRIAL SERVICES GROUP, INC.
                        AND CERTAIN OF ITS SUBSIDIARIES,


                                   THE LENDERS
                         FROM TIME TO TIME PARTY HERETO,


                                       AND


                                  BANK ONE, NA,
                             [MAIN OFFICE COLUMBUS]
                                    AS AGENT











                            Dated as of June 18, 2002




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
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
                                TABLE OF CONTENTS


ARTICLE I.   DEFINITIONS .............................................................................................. 6


ARTICLE II.   THE CREDITS..............................................................................................22
         Section 2.1. Commitment.......................................................................................22
         Section 2.2. Requires Payments, Termination...................................................................23
         2.4.         Types of Advances................................................................................23
         2.5.      Commitment Fee; Reductions in Aggregate Commitment..................................................23
         2.6.      Minimum Amount of Each Advance......................................................................23
         2.7.      Optional Principal Payments.........................................................................24
         2.8.      Method of Selecting Types and Interest Periods for New Advances.....................................24
         2.9.      Conversion and Continuation of Outstanding Advances.................................................25
         2.10.     Changes in Interest Rate, etc.......................................................................25
         2.11.     Rates Applicable After Default......................................................................25
         2.12.     Method of Payment...................................................................................26
         2.13.     Noteless Agreement; Evidence of Indebtedness........................................................26
         2.14.     Telephonic Notices..................................................................................27
         2.15.     Interest Payment Dates; Interest and Fee Basis......................................................27
         2.16.     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.....................27
         2.17.     Lending Installations...............................................................................28
         2.18.     Non-Receipt of Funds by the Agent...................................................................28
         2.19.     Facility LCs........................................................................................28
                  2.19.1.   Issuance...................................................................................28
                  2.19.2.   Participations.............................................................................28
                  2.19.3.   Notice.....................................................................................29
                  2.19.4.   LC Fees....................................................................................29
                  2.19.5.   Administration; Reimbursement by Lenders...................................................29
                  2.19.6.   Reimbursement by Borrower..................................................................30
                  2.19.7.   Obligations Absolute.......................................................................30
                  2.19.8.   Actions of LC Issuer.......................................................................31
                  2.19.9.   Indemnification............................................................................31
                  2.19.10.  Lenders' Indemnification...................................................................32
                  2.19.11.  Facility LC Collateral Account.............................................................32
                  2.19.12.  Rights as a Lender.........................................................................32
         2.20.   Extension of Facility Termination Date................................................................32
         2.21.   Replacement of Lender.................................................................................33
         2.23.   Collateral............................................................................................34
         2.24.   Additional Borrowers..................................................................................34
         2.25.   Waiver of Subrogation.................................................................................34


ARTICLE III.   CHANGE IN CIRCUMSTANCES.................................................................................35
         3.1.         Yield Protection.................................................................................35
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
         3.2.     Changes in Capital Adequacy Regulations..............................................................35
         3.3.     Availability of Types of Advances....................................................................36
         3.4.     Funding Indemnification..............................................................................36
         3.5.     Taxes................................................................................................36
         3.6.     Lender Statements; Survival of Indemnity.............................................................38


ARTICLE IV.   CONDITIONS PRECEDENT.....................................................................................39
         4.1.     Initial Advance......................................................................................39
         4.2.     Each Advance.........................................................................................40


ARTICLE V.   REPRESENTATIONS AND WARRANTIES............................................................................41
         5.1.     Existence and Standing...............................................................................41
         5.2.     Authorization and Validity...........................................................................41
         5.3.     No Conflict; Government Consent......................................................................41
         5.4.     Financial Statements.................................................................................42
         5.5.     Material Adverse Change..............................................................................42
         5.6.     Taxes................................................................................................42
         5.7.     Litigation and Contingent Obligations................................................................42
         5.8.     Subsidiaries.........................................................................................42
         5.9.     ERISA................................................................................................43
         5.10.    Accuracy of Information..............................................................................43
         5.11.    Regulation U.........................................................................................43
         5.12.    Material Agreements..................................................................................43
         5.13.    Compliance With Laws.................................................................................43
         5.14.    Ownership of Properties..............................................................................43
         5.15.    Plan Assets; Prohibited Transactions.................................................................43
         5.16.    Environmental Matters................................................................................44
         5.17.    Investment Company Act...............................................................................44
         5.18.    Public Utility Holding Company Act...................................................................44
         5.20.    Insurance............................................................................................44
         5.21.    Solvency.............................................................................................44

ARTICLE VI.   COVENANTS................................................................................................45
         6.1.     Financial Reporting..................................................................................45
         6.2.     Use of Proceeds......................................................................................46
         6.3.     Notice of Default....................................................................................47
         6.4.     Conduct of Business..................................................................................47
         6.5.     Taxes................................................................................................47
         6.6.     Insurance............................................................................................47
         6.7.     Compliance with Laws.................................................................................47
         6.8.     Maintenance of Properties............................................................................47
         6.9.     Inspection...........................................................................................47
         6.10.    Dividends............................................................................................48
         6.11     Indebtedness.........................................................................................48

                                       ii

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
         6.12.    Merger...............................................................................................48
         6.13.    Sale of Assets.......................................................................................48
         6.14.    Investments and Acquisitions.........................................................................49
         6.15.    Liens................................................................................................49
         6.16.    Capital Expenditures.................................................................................50
         6.17.    Rentals..............................................................................................50
         6.19.    Affiliates...........................................................................................50
         6.20.    Subordinated Indebtedness............................................................................50
         6.21.    Required Rate Management Transactions................................................................50
         6.22.    Sale of Accounts.....................................................................................50
         6.23.    Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities..............................50
         6.24.    Letters of Credit....................................................................................51
         [6.26.   Contingent Obligations...............................................................................51
         6.25.    Financial Covenants..................................................................................51
                  6.25.1.      Interest Coverage Ratio.................................................................51
                  6.25.2.      Leverage Ratio..........................................................................51
                  6.25.3.      Minimum Net Worth.......................................................................51


ARTICLE VII.   DEFAULTS................................................................................................51


ARTICLE VIII.   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.........................................................54
         8.1.     Acceleration; Facility LC Collateral Account.........................................................54
         8.2.     Amendments...........................................................................................55
         8.3.     Preservation of Rights...............................................................................56


ARTICLE IX.  GENERAL PROVISIONS........................................................................................56
         9.1.     Survival of Representations..........................................................................57
         9.2.     Governmental Regulation..............................................................................57
         9.3.     Headings.............................................................................................57
         9.4.     Entire Agreement.....................................................................................57
         9.5.     Several Obligations; Benefits of this Agreement......................................................57
         9.6.     Expenses; Indemnification............................................................................57
         9.7.     Numbers of Documents.................................................................................58
         9.8.     Accounting...........................................................................................58
         9.9.     Severability of Provisions...........................................................................58
         9.10.    Nonliability of Lenders.......................\......................................................58
         9.11.    Confidentiality......................................................................................59
         9.12.    Nonreliance..........................................................................................59
         [9.13.   Disclosure...........................................................................................59


ARTICLE X.  THE AGENT..................................................................................................59
         10.1.    Appointment; Nature of Relationship..................................................................59
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                                      iii

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
         10.2.    Powers...............................................................................................60
         10.3.    General Immunity.....................................................................................60
         10.4.    No Responsibility for Loans, Recitals, etc...........................................................60
         10.5.    Action on Instructions of Lenders....................................................................60
         10.6.    Employment of Agents and Counsel.....................................................................61
         10.7.    Reliance on Documents; Counsel.......................................................................61
         10.8.    Agent's Reimbursement and Indemnification............................................................61
         10.9.    Notice of Default....................................................................................61
         10.10.   Rights as a Lender...................................................................................61
         10.11.   Lender Credit Decision...............................................................................62
         10.12.   Successor Agent......................................................................................62
         10.13.   Agent's Fee..........................................................................................63
         10.14.   Delegation to Affiliates.............................................................................63
         10.15.   Execution of Collateral Documents....................................................................63
         10.16    Collateral Releases..................................................................................63

ARTICLE XI.  SETOFF; RATABLE PAYMENTS..................................................................................63
         11.1.    Setoff...............................................................................................63
         11.2.    Ratable Payments.....................................................................................63


ARTICLE XII.   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................................................64
         12.1.    Successors and Assigns...............................................................................64
         12.2.    Participations.......................................................................................64
                  12.2.1.     Permitted Participants; Effect...........................................................64
                  12.2.2.     Voting Rights............................................................................65
                  12.2.3.     Benefit of Setoff........................................................................65
         12.3.    Assignments..........................................................................................65
                  12.3.1.     Permitted Assignments....................................................................65
                  12.3.2.     Effect; Effective Date...................................................................66
         12.4.    Dissemination of Information.........................................................................67
         12.5.    Tax Treatment........................................................................................67


ARTICLE XIII.   NOTICES................................................................................................67
         13.1.    Notices..............................................................................................67
         13.2.    Change of Address....................................................................................67


ARTICLE XIV.  COUNTERPARTS.............................................................................................67


ARTICLE XV.   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.............................................68
         15.1.    CHOICE OF LAW........................................................................................68
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                                       iv
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
         15.2.    CONSENT TO JURISDICTION..............................................................................68
         15.3.    WAIVER OF JURY TRIAL.................................................................................68


SCHEDULE                 72


PRICING SCHEDULE ......................................................................................................73


EXHIBIT A.   FORM OF OPINION...........................................................................................75


EXHIBIT B.   COMPLIANCE CERTIFICATE....................................................................................78


EXHIBIT D.   LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION............................................................90


EXHIBIT E.   NOTE .....................................................................................................91


EXHIBIT F.   SUPPLEMENT ...............................................................................................95


EXHIBIT G.   MORTGAGE .................................................................................................95


SCHEDULE 1.   SUBSIDIARIES AND OTHER INVESTMENTS......................................................................117


SCHEDULE 2.   INDEBTEDNESS AND LIENS..................................................................................118

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of June 18, 2002 is among MPW Industrial Services Group, Inc., the Subsidiaries of MPW Group listed on the Schedule of Subsidiary Borrowers, the Lenders, and Bank One, NA, [Main Office Columbus], as LC Issuer and as Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Class and Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.

         "Aggregate Outstanding Revolving Credit Exposure" means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all Lenders.

         "Aggregate Revolving Commitment" means the aggregate of the Revolving Commitments of all the Revolving Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Commitment is $35,000,000.00.

         "Agreement" means this credit agreement, as it may be amended, supplemented or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4. Any accounting term used in this Agreement and in the other Loan Documents and any certificate or other document made or delivered pursuant hereto that is not specifically defined shall have the meaning customarily given in accordance with generally accepted accounting principles; provided, however, that in the event that changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, and to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Agent, with the consent of all Lenders, shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the Available Aggregate Revolving Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the Aggregate Commitments and Aggregate Outstanding Credit Exposure represented by such Lender's Commitments and Outstanding Credit Exposure, or if any of the Commitments have terminated or expired, the percentage of the remaining Aggregate Commitments and Aggregate Outstanding Credit Exposure represented by such Lender's remaining Commitments and Outstanding Credit Exposure.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the chief executive officer, chief financial officer or treasurer of any Borrower or Guarantor, acting singly.

         "Available Aggregate Revolving Commitment" means, at any time, the Revolving Commitment then in effect minus the Outstanding Revolving Credit Exposure at such time.

         "Bank One" means Bank One, NA, [Main Office Columbus], a national banking association in its individual capacity, and its successors.

         "Borrowers" means MPW Group, MPW Group's Subsidiaries listed on the Schedule of Subsidiary Borrowers and those Subsidiaries which after the date of this Agreement become a party to this Agreement in accordance with the terms hereof, and their respective successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Columbus and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Columbus for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Canadian Subsidiary Net Investment" means, at any time, the Borrowers' equity investment in MPW Industrial Services Ltd. minus the Indebtedness owed by the Borrowers to MPW Industrial Services Ltd.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrowers and their Subsidiaries prepared in accordance with Agreement Accounting Principles excluding expenditures of insurance proceeds to rebuild or replace any asset after a casualty.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change" is defined in Section 3.2.

         "Change in Control" means the occurrence of any of the following events:

                           (a) MPW Group is merged, consolidated or reorganized into or with another Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding voting stock (which shall all include all other equity interests with voting power) of such Person immediately after such transaction are held in the aggregate by the holders of voting stock of MPW Group immediately prior to such transaction;

                           (b) MPW Group sells or otherwise transfers all or substantially all of its assets to another Person, and as a result of such sale or transfer less than a majority of the combined voting power of the then outstanding voting stock of such Person immediately after such sale or transfer is held in the aggregate by the holders of voting stock of MPW Group immediately prior to such sale or transfer;

                           (c) (i) there is a report filed on Schedule 13D or
         Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of such Securities Exchange Act), other than Monte R. Black or members of his immediate family, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under said Securities Exchange Act) of securities representing 20% or more of the combined voting power of the then outstanding voting stock of MPW Group; AND (ii) the employment of a majority of the executive officers of MPW Group has been terminated and/or a majority of such executive officers have terminated their employment for "good cause" in accordance with certain severance agreements between such executive officers and MPW Group.

                           (d) MPW Group files a report or proxy statement with the Securities and Exchange Commission pursuant to the such Securities Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of MPW Group has occurred or will occur in the future pursuant to any then existing contract or transaction; or

                           (e) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of MPW Group cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause
         (e) each director who is first elected, or first nominated for election by MPW Group's stockholders, by a vote of at least two-thirds of the directors of MPW Group (or a committee thereof) then still in office who were directors of MPW Group at the beginning of any such period will be deemed to have been a director of MPW Group at the beginning of such period.

Notwithstanding the foregoing provisions of subparts (c) or (d) above, unless otherwise determined in a specific case by majority vote of the board of directors of MPW Group, a "Change in Control" shall not be deemed to have occurred for purposes of such subparts solely because (i) MPW Group, (ii) a Subsidiary, or (iii) any MPW Group sponsored employee stock ownership plan or any other employee benefit plan of MPW Group or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under such Securities Exchange Act disclosing beneficial ownership by it of shares of voting stock, whether in excess of 20% or otherwise, or because MPW Group reports that a change in control of MPW Group has occurred or will occur in the future by reason of such beneficial ownership.

         "Class", when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Documents" means, collectively, (i) the Security Agreement,
(ii) the UCC Financing Statements, and (iii) and any and all other security agreements, mortgages, deeds of trusts and other security documents now or hereafter securing the Obligations.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means the Revolving Commitment or Term Loan Commitment, or any combination thereof (as the context requires).

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated EBIT" means Consolidated Net Income (x) plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense and (ii) expense for taxes accrued, (y) minus or plus, as the case may be, respectively, equity in earnings (loss) of Affiliates, net of tax, (z) plus, without duplication, all cash distributions actually received by any Borrower from such Affiliates, all calculated for the Borrowers and their Subsidiaries on a consolidated basis.

         "Consolidated EBITDA" means Consolidated EBIT plus, to the extent deducted from revenues in determining Consolidated EBIT, (i) depreciation, (ii) amortization, and (iii) without duplication, any writedown of goodwill or other Intangible Assets required by F.A.S. 142. Consolidated EBITDA shall also include, without duplication, the trailing 12 months of EBITDA for any Persons acquired by any Borrower or any Subsidiary in the previous 12 months, which shall be adjusted for Nonrecurring Private Company Owner Compensation paid during such period.

         "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of (i) Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) Contingent Obligations. Outstanding Letters of Credit shall not constitute Consolidated Funded Indebtedness.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Borrowers and their Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Tangible Net Worth" means at any time the consolidated stockholders' equity of the Borrowers and their Subsidiaries less (i) Intangible Assets and (ii) the minority interest in Pentagon Technologies Group, Inc., calculated on a consolidated basis as of such time, provided that Consolidated Tangible Net Worth shall not include any appraisal surplus of any type or description.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers and their Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Effective Date" means the date on which the conditions specified in
Section 4.1 are satisfied.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of Hazardous Substances into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agents is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Extension Request" is defined in Section 2.20(i).

         "Facility LC" is defined in Section 2.19.1.

         "Facility LC Application" is defined in Section 2.19.3.

         "Facility LC Collateral Account" is defined in Section 2.19.11.

         "Facility Termination Date" means June 15, 2005 or any later date as may be specified as the Facility Termination Date in accordance with Section
2.20 or any earlier date on which the Aggregate Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Columbus time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Guarantor" means each Subsidiary which is required to become a Guarantor in accordance with the terms of this Agreement, and their respective successors and assigns.

         "Guaranty" means each Guaranty executed by a Guarantor after the date of, and pursuant to, this Agreement in favor of the Agent, for the ratable benefit of the Lenders, as any such Guaranties may be amended or modified and in effect from time to time, which is required to become a Guarantor in accordance with the terms of this Agreement.

         "Hazardous Substances" means and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by Environmental Laws.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Letters of Credit, and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Intangible Assets" means all intangible assets of the Borrowers and their Subsidiaries, as determined in accordance with Agreement Accounting Principles, including without limitation (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all goodwill, either with respect to the foregoing or otherwise,
(vi) all capitalized debt issuance costs and capitalized non-competition costs and (vii) all other proprietary rights.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrowers pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC Fee" is defined in Section 2.19.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.19.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrowers' and their Subsidiaries' then most-recently ended four fiscal quarters.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loans made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.13, all Guaranties and the Collateral Documents.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or foreseeable financial prospects of the Borrowers and their Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" means Indebtedness in an outstanding principal amount of $500,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Modify" and "Modification" are defined in Section 2.19.1.

         "Moody's" means Moody's Investors Service, Inc.

         "MPW Group" means MPW Industrial Services Group, Inc., an Ohio corporation.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Nonrecurring Private Company Owner Compensation" means salaries, bonuses and other compensation paid to owners of a Person during the 12 month period preceding such Person being acquired by a Borrower or a Subsidiary that are discontinued or adjusted upon acquisition of such Person by such Borrower or Subsidiary.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrowers and their Subsidiaries.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) its Outstanding Revolving Credit Exposure at such time, PLUS (ii) the aggregate principal amount of its Term Loans outstanding at such time.

         "Outstanding Revolving Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each fiscal quarter of the Borrowers.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Pro Rata Share" means, with respect to a Revolving Lender, a portion equal to a fraction the numerator of which is such Lender's Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Borrower(s) which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Real Property" is defined in Section 5.16(a).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having greater than 66.67% of the sum of the Aggregate Commitment plus the outstanding principal balance of the Term Loans, or if any Commitment has been terminated or expired, Lenders in the aggregate holding greater than 66.67% of the sum of the remaining Aggregate Commitments plus the Aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Response Date" is defined in Section 2.20.

         "Revolving Commitment" means, for each Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrowers in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to
Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof.

         "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Outstanding Revolving Credit Exposure.

         "Revolving Loans" means Loans made pursuant to clause (b) of Section
2.1.

         "Risk-Based Capital Guidelines" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Second Extension Request" is defined in Section 2.20(ii).

         "Second Response Date" is defined in Section 2.20(ii).

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

         "Security Agreement" means the Pledge and Security Agreement among the Borrowers and the Agent, for the benefit of the Lenders, of even date herewith, as it may be amended, supplemented or modified and in effect from time to time.

         "Single Employer Plan" means a Plan maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of MPW Group which is not a Borrower hereunder.

         "Substantial Portion" means, with respect to the Property of the Borrowers and their Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrowers and their Subsidiaries or Property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrowers and their Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrowers and their Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term Loan Commitment" means, with respect to each Term Loan Lender, the obligation of such Term Loan Lender to make a Term Loan to the Borrower on the Effective Date in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof. The initial aggregate amount of the Lenders' Term Loan Commitments is $6,000,000.00.

         "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

         "Term Loan Maturity Date" means June 15, 2005.

         "Term Loans" means Loans made pursuant to clause (a) of Section 2.1.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "UCC Financing Statements" means financing statements under the Uniform Commercial Code in the applicable jurisdiction.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary (including a Borrower) all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         Section 1.2. CLASSIFICATION OF LOANS, ADVANCES AND CREDIT EXTENSIONS. For purposes of this Agreement, Loans may be classified and referred to by Class (a "Revolving Loan") or by Type (a "Eurodollar Loan") or by Class and Type (a "Eurodollar Revolving Loan"). Advances also may be classified and referred to by Class (a "Revolving Advance") or by Type (a "Eurodollar Advance") or by Class and Type (a "Eurodollar Revolving Advance").

                                   ARTICLE II

                                   THE CREDITS

         Section 2.1 COMMITMENTS. Subject to the terms and conditions set forth herein, (a) each Term Loan Lender severally agrees to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Loan Commitment, and (b) from and including the date of this Agreement and prior to the Facility Termination Date, each Revolving Lender severally agrees to (i) make Revolving Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrowers, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, such Revolving Lender's Outstanding Revolving Credit Exposure shall not exceed its Revolving Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. Amounts repaid in respect of Term Loans may not be reborrowed. The Revolving Commitments to extend Revolving Loans and participate in Facility LCs hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

         Section 2.2. LOANS AND ADVANCES. (i) Each Loan shall be made as part of a Advance consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Advances of more than one Class and Type may be outstanding at the same time. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (ii) Each Revolving Advance and Term Advance shall be comprised entirely of Floating Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, all Advances made on the Effective Date shall be Floating Rate Advances unless otherwise waived by all Lenders. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         Section 2.3. REQUIRED PAYMENTS; TERMINATION. (i) Unless previously terminated, (x) the Term Loan Commitments shall terminate at 5:00 p.m. (Columbus time) on the Effective Date; and (y) the Revolving Commitments shall terminate on the Facility Termination Date.

         (ii) The principal of Term Loans shall be payable in installments of $300,000 each, which shall be due and payable on each Payment Date, commencing with the first such date to occur after the date of this Agreement, and all remaining outstanding principal of the Term Loans shall be due and payable on the Term Loan Maturity Date.

         (iii) The Outstanding Revolving Credit Exposure and all other unpaid Obligations (other than Obligations with respect to the Term Loans) shall be paid in full by the Borrower on the Facility Termination Date.

         (iv) The Borrowers shall be irrevocably and unconditionally obligated, jointly and severally, to pay when due all principal, interest, fees and other amounts payable under the Loan Documents without presentment, demand, protest or other formalities of any kind.

         2.4. TYPES OF ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrowers in accordance with Sections 2.8 and 2.9.

         2.5. COMMITMENT FEES; REDUCTIONS IN AGGREGATE REVOLVING COMMITMENT. The Borrowers agree to pay to the Agent for the account of each Revolving Lender ratably in accordance with their respective Revolving Commitments a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Revolving Commitment from the date of this Agreement to and including the Facility Termination Date, payable quarterly in arrears (commencing on June 30, 2002) and on the Facility Termination Date. The Borrowers may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Lenders in a minimum amount of $1,000,000, and by integral multiples of $1,000,000 in excess thereof, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans hereunder.

         2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $3,000,000 (and in multiples of $1,000,000 if in excess thereof), and each

Floating Rate Advance shall be in the minimum amount of $50,000 (and in multiples of $50,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Revolving Commitment.

         2.7. OPTIONAL AND MANDATORY PRINCIPAL PAYMENTS. (i) The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $50,000, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         (ii) The Borrowers shall make mandatory prepayment of Term Loans as follows:

                  (a)      As required by Section 6.13(ii).

                  (b) In an amount equal to 100% of the net proceeds realized or received (x) upon the sale of any common stock, preferred stock or other equity, or (y) from the issuance of any Subordinated Indebtedness.

         2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrowers shall select the Class and Type of each Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time, provided, however, there may be no more than five (5) different Interest Periods for Eurodollar Advances outstanding at the same time (for which purpose Interest Periods described in the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). The Borrowers shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Columbus time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) The Borrowing Date, which shall be a Business Day, of such Advance.

         (ii)     The aggregate amount of such Advance.

         (iii)    The Class and Type of Advance selected.

         (iv) In the case of each Eurodollar Advance, the Interest Period applicable thereto.

If no election as to Type of Advance is specified in the Borrowing Notice, the requested Advance shall be a Floating Rate Advance.

Not later than noon (Columbus time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Columbus to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address.

         2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with the terms of this Agreement. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with the terms of this Agreement or (y) the Borrowers shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrowers may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrowers shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Columbus time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) The requested date, which shall be a Business Day, of such conversion or continuation.

         (ii) The aggregate amount, Class and Type of the Advance which is to be converted or continued.

         (iii) The amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Floating Rate Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to
Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrowers' selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each (x) Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (y) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (ii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) above and the increase in the LC Fee set forth in clause (ii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

         2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrowers, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of any Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrowers to the LC Issuer pursuant to Section 2.19.6.

         2.13. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans of either Class be evidenced by a promissory note in substantially the form of Exhibit E (a "Note"). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14. TELEPHONIC NOTICES. The Borrowers hereby authorize the Lenders and the Agent to extend, convert or continue Advances, effect selections of Classes and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date of this Agreement and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. LENDING INSTALLATIONS. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrowers in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.18. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrowers or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Agent for the account of the Lenders, that such Lender or the Borrowers do not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If either such Lender or the Borrowers, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

         2.19.    FACILITY LCS.

                  2.19.1. ISSUANCE. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue documentary and standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrowers; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

                  2.19.2. PARTICIPATIONS. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each

         Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.19.3. NOTICE. Subject to Section 2.19.1, the Borrowers shall give the LC Issuer notice prior to 10:00 a.m. (Columbus time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrowers shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.19.4. LC FEES. The Borrowers shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (each such fee described in this sentence an "LC Fee"). The Borrowers shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to 1/8th percent of the stated amount of each Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in the amount of $175.00.

                  2.19.5. ADMINISTRATION; REIMBURSEMENT BY LENDERS. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrowers and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Columbus time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.19.6. REIMBURSEMENT BY BORROWERS. The Borrowers shall be irrevocably and unconditionally obligated, jointly and severally, to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither any Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section
         2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrowers may request a Revolving Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.19.7. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrowers or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrowers agree that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put the LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.19.7 is intended to limit the right of the Borrowers to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

                  2.19.8. ACTIONS OF LC ISSUER. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.19.9. INDEMNIFICATION. The Borrowers, jointly and severally, hereby agree to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the

         LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

                  2.19.10. LENDERS' INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

                  2.19.11. FACILITY LC COLLATERAL ACCOUNT. The Borrowers agree that they will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of the Borrowers but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrowers shall have no interest other than as set forth in Section 8.1. The Borrowers hereby pledge, assign and grant to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrowers' right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                  2.19.12. RIGHTS AS A LENDER. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.20. EXTENSION OF FACILITY TERMINATION DATE. (i) The Borrowers may request a one-year extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 60 days prior to the date which is one-year prior to the Facility Termination

Date. The Extension Request must specify the new Facility Termination Date requested by the Borrowers (being one-year from the existing Facility Termination Date) and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Agent, the new Facility Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date and the Agent shall promptly notify the Borrowers and each Lender of the new Facility Termination Date.

         (ii) Provided the Facility Termination Date has been extended in accordance with paragraph (i) above, the Borrowers may request an additional one-year extension of the then existing Facility Termination Date by submitting a request for such an extension to the Agent (the "Second Extension Request") no more than 60 days prior to the date which is one-year prior to the then existing Facility Termination Date. The Second Extension Request must specify the new Facility Termination Date requested by the Borrowers (being one-year from the then existing Facility Termination Date) and the date (which must be at least 30 days after the Second Extension Request is delivered to the Agent) as of which the Lenders must respond to the Second Extension Request (the "Second Response Date"). Promptly upon receipt of the Second Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Second Extension Request. Each Lender approving the Second Extension Request shall deliver its written consent no later than the Second Response Date. If the consent of each of the Lenders is received by the Agent, the new Facility Termination Date specified in the Second Extension Request shall become effective on the then existing Facility Termination Date and the Agent shall promptly notify the Borrowers and each Lender of the new Facility Termination Date.

         2.21. REPLACEMENT OF LENDER. If the Borrowers are required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrowers may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

         2.22. COLLATERAL. The Secured Obligations shall be secured by a first priority lien and security interest in all Property (but excluding any parcel or related parcels of real property having a value of less than $1,000,000) of the Borrowers, including, without limitation, all outstanding shares of capital stock or other ownership interests of all Subsidiaries (including Subsidiaries that are Borrowers) pursuant to the Collateral Documents. The Agent shall be authorized and permitted to execute and deliver to the Borrowers on the Lenders' behalf any agreements, documents or instruments as shall be necessary or appropriate to effect releases of collateral with respect to leases, sales or other dispositions of the Borrowers' Property which are permitted by Section 6.13.

         2.23. ADDITIONAL BORROWERS AND GUARANTORS. In order to induce the Lenders, subject to the terms of this Agreement and the other Loan Documents, to continue to make additional Advances and Loans to the Borrowers and the LC Issuer to issue additional Facility LCs and as consideration for Advances and Loans previously made and Facility LCs previously issued, each Person which becomes a Subsidiary after the date of this Agreement shall be required to become, at the option of the Required Lenders, either (x) a party to this Agreement, the Facility LC Applications, the Notes and the other Loan Documents by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit F attached hereto and by the execution and delivery of other documents, including Collateral Documents, as may be required by the Agent, or (y) a Guarantor by the execution and delivery by such a Subsidiary of a Guaranty and by the execution and delivery of other documents as may be required by the Agent. Upon such execution and delivery, each such Subsidiary shall, as applicable, become either (x) a Borrower under this Agreement, the Facility LC Applications, the Notes and the other Loan Documents with the same force and effect as if originally named a Borrower under this Agreement, the Facility LC Applications, the Notes and the other Loan Documents, or (y) a Guarantor. The execution of and delivery of any such Supplements or Guaranties shall not require the consent of any other Borrower or Guarantor. The rights and obligations of (x) each Borrower under this Agreement, the Facility LC Applications, the Notes and the other Loan Documents and (y) each Guarantor under each Guaranty, shall remain in full force and effect notwithstanding the addition of (x) any new Borrower to this Agreement, the Facility LC Applications, the Notes and the other Loan Documents or (y) any new Guarantor.

         2.24. WAIVER OF SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which such Borrower may now have or later acquire against any other Borrower, any other entity directly or contingently liable for the obligations of the Borrowers under this Agreement, the Notes and all other Loan Documents, arising from the existence or performance of such Borrower's obligations under this Agreement and the other Loan Documents.

                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

         3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrowers shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received. Any such demand must be given by such Lender or the LC Issuer within 180 days of the determination any such increased cost or reduced return.

         3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC

Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. TAXES. (i) All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrowers shall make such deductions, (c) the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) the Borrowers shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrowers hereby agree to indemnify Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by Administration Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrowers and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrowers or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrowers with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. INITIAL CREDIT EXTENSION. The Lenders shall not be required to make the initial Credit Extension hereunder unless (x) the Borrowers have furnished to the Agent with sufficient copies for the Lenders of the documents listed in subsections (i) through (vi) below; (y) the Borrowers have furnished to the Agent the documents listed in subsections (vii) through (xii) below; and
(z) the Agent shall have received from the Borrowers, for the ratable benefit of the Lenders, the facility fee agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated June 18, 2002, or as otherwise agreed from time to time.

         (i) Copies, as applicable, of the articles or certificate of incorporation or organization of each Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation

         (ii) Copies, as applicable, certified by the Secretary or Assistant Secretary of each Borrower, of its code of regulations and/or by-laws and of the Board of Directors' resolutions or of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which any Borrower is a party and required Rate Management Transactions or of its operating or other management agreement and of resolutions of its members and of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Borrower is a party and required Rate Management Transactions.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party and documents in connection with required Rate Management Transactions, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

         (iv) A written opinion of the Borrowers' counsel, addressed to the Lenders in substantially the form of Exhibit A.

         (v) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (vi) Mortgage, substantially in the form of Exhibit G, with respect to the parcel or related parcels of real property or interests in such real property owned by MPW Container Management Corp. located in Cleveland, Cuyahoga County, Ohio.

         (vii) Excluding the real property subject to the mortgage referred to in subsection (vi) above, a listing of each parcel or related parcels of real property or interests in such real property reasonably determined by the Agent to have a value of greater than $1,000,000; and within 90 days after the Effective Date, the Borrowers shall provide to the Agent appraisals, satisfactory to the Agent, prepared by an independent appraiser satisfactory to the Agent of such real property, which appraisals satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder, if applicable, and which shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and the regulations promulgated thereunder, if applicable, together with evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards. Promptly thereafter, the applicable Borrower shall execute and deliver mortgages/deed of trusts, each substantially in form of Exhibit G, with respect to any such real property having an appraised value in excess of $1,000,000 as determined by such appraisals.

         (viii) The Security Agreement, the UCC Financing Statements and other Collateral Documents.

         (ix)     The insurance certificate described in Section 5.19.

         (x) If the initial Credit Extension will include the issuance of a Facility LC, a properly completed Facility LC Application.

         (xi) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (xii) Such other documents as the Agent or its counsel may have reasonably requested.

         4.2. EACH CREDIT EXTENSION. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Lenders that:

         5.1. EXISTENCE AND STANDING. Each Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to have such authority would have a Material Adverse Effect or would affect the ability of the Borrower to enforce any of its material rights.

         5.2. AUTHORIZATION AND VALIDITY. Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by each Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of its Subsidiaries or (ii) any Borrower's or any of its Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower or any of its Subsidiaries is a party or is subject which would have a Material Adverse Effect, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrowers or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by any Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. FINANCIAL STATEMENTS. The December 31, 2001 consolidated financial statements of the Borrowers and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrowers and their Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. MATERIAL ADVERSE CHANGE. Since December 31, 2001, there has been no change in the business, Property, foreseeable financial prospects, condition (financial or otherwise) or results of operations of the Borrowers and their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. TAXES. Each Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of any taxes or other governmental charges are adequate. If any Borrower or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

         5.7. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Borrower or any of its Subsidiaries (i) in which, either in any case or in the aggregate (x) an unfavorable outcome for any such Borrower is probable (as used in this context, "probable" means, as reasonably determined by the Required Banks, the prospects of the claimant not succeeding are judged to be extremely doubtful and the prospects for success by any such Borrower in its defense are judged to be slight), and (y) if so adversely determined, would have a Material Adverse Effect, or (ii) which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrowers have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. SUBSIDIARIES. Schedule 1 contains an accurate list of all Subsidiaries (including Subsidiaries which are Borrowers) of MPW Group as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by MPW Group or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been

(to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither any Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by any Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrowers and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. MATERIAL AGREEMENTS. No Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. COMPLIANCE WITH LAWS. Each Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 2, on the date of this Agreement, each Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrowers' and their Subsidiaries' most recent consolidated financial statements provided to the Agent as owned by the Borrowers and their Subsidiaries.

         5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. Each Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16.    ENVIRONMENTAL MATTERS.

         (a) None of the Borrowers has used Hazardous Materials on, from or affecting any real property owned, leased or used by any Borrower (the "Real Property") in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation would have a Material Adverse Effect, and, to the best knowledge of each Borrower, no present or prior owner of the Real Property or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant has used Hazardous Materials on, from or affecting the Real Property in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation would have a Material Adverse Effect.

         (b) None of the Borrowers has received any notice of any violation of any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and there have been no actions commenced or, to the best knowledge of the Borrowers, threatened by any party for noncompliance therewith, which noncompliance would have a Material Adverse Effect.

         5.17. INVESTMENT COMPANY ACT. No Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. INSURANCE. The certificate signed by the President or Chief Financial Officer of each Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrowers with respect to the Borrowers and their Subsidiaries and that has been furnished by the Borrowers to the Agent, is complete and accurate as of the date of such certificate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.20. SOLVENCY. (i) Immediately after the consummation of the transactions to occur on the date of this Agreement and immediately following the making of each Loan, if any, made on the date of this Agreement and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrowers and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrowers and their Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrowers and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrowers and their Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrowers and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrowers and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date of this Agreement.

         (ii) Each Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. FINANCIAL REPORTING. Each Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

      (i) Within 90 days after the close of each of their fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for the Borrowers and their Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

     (ii) Within 45 days after the close of the first three quarterly periods of each of their fiscal years, for the Borrowers and their Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

    (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by the chief financial officer of each Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) As soon as possible and in any event within 10 days after any Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Borrower, describing said Reportable Event and the action which any Borrower proposes to take with respect thereto.

      (v) As soon as possible and in any event within 10 days after receipt by any Borrower, a copy of (a) any notice or claim to the effect that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by any Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (vi) Promptly upon the furnishing thereof to the shareholders of MPW Group, copies of all financial statements, reports and proxy statements so furnished.

    (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

   (viii) Together with the financial statements required under Sections 6.1(i), a certificate of good standing for each Borrower and each other Person which has pledged collateral in support of the Secured Obligations from the appropriate governmental officer in its jurisdiction of incorporation or organization.

     (ix) Within 30 days after the end of each calendar month, an accounts receivable aging summary as of the end of such month for the Borrowers and their Subsidiaries, on a consolidated basis, which summary shall be in form and substance satisfactory to Agent; and thereafter, upon request of Agent, a detailed accounts receivable aging report as of the end of any such month for Borrowers and their Subsidiaries, on a consolidated basis, which report shall be in form and substance satisfactory to Agent.

      (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. USE OF PROCEEDS. Each Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital, refinancing of existing Indebtedness approved by the Lenders, Acquisitions permitted by this Agreement, Facility LCs and general corporate purposes. Each Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. NOTICE OF DEFAULT. Each Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. CONDUCT OF BUSINESS. Each Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. TAXES. Each Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that any Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

         6.6. INSURANCE. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrowers will furnish to any Lender upon request full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. Each Borrower will, and will cause each Subsidiary to, substantially comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. INSPECTION. Each Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of each Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of each Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of each Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. DIVIDENDS. Each Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock or other ownership interest) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary (including any Borrower) may declare and pay dividends or make distributions to MPW Group or to a Wholly-Owned Subsidiary.

         6.11. INDEBTEDNESS. Each Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)      The Loans and the Reimbursement Obligations.

         (ii) Indebtedness existing on the date of this Agreement and described in Schedule 2.

         (iii) Subordinated Indebtedness in an aggregate amount not exceeding $5,000,000 at any time.

         (iv) Indebtedness in an aggregate amount not exceeding $1,000,000 at any time which is any one or more of the following: (a) secured by purchase money Liens, (b) a Capitalized Lease, (c) a conditional sale, and/or (d) a title retention agreement obligation.

         (v) Indebtedness arising under Rate Management Transactions related to the Loans existing as of the Effective Date.

         (vi) Indebtedness arising under Rate Management Transactions related to the Loans required pursuant to Section 6.20.

         6.12. MERGER. Each Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary (including any Borrower) may merge into another Borrower or a Wholly-Owned Subsidiary.

         6.13. SALE OF ASSETS. Each Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i)      Sales of inventory in the ordinary course of business.

         (ii) Leases, sales or other dispositions of its Property, the proceeds of which that, together with all other Property of the Borrowers and their Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during any fiscal year of the Borrowers, does not exceed $1,000,000; provided, however, such leases, sales and disposition may exceed $1,000,000 if the Borrowers make a mandatory prepayment of the Term Loan in an amount equal to 100% of the net proceeds in excess of $1,000,000 realized from such leases, sales and dispositions.

         6.14. INVESTMENTS AND ACQUISITIONS. Each Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i)      Cash Equivalent Investments.

         (ii) Existing Investments in Subsidiaries and other Investments in existence on the date of this Agreement and described in
                  Schedule 1.

         (iii) The Canadian Subsidiary Net Investment, provided such Canadian Subsidiary Net Investment does not exceed $1,000,000 at any time.

         (iv) Other Acquisitions in an aggregate amount not exceeding $4,000,000 during the term of this Agreement, which Acquisitions may include repurchases of outstanding shares of MPW Group in an aggregate amount not exceeding $1,000,000 during the term of this Agreement.

         6.15. LIENS. Each Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any (i) Lien in, of or on the Property of such Borrower or any of its Subsidiaries, or (ii) agreement with any Person (other than the Lenders) which prohibits or restricts the granting of any such Lien of any kind in favor of the Agent and/or the Lenders, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         (v)      Liens existing on the date of this Agreement and described in
                  Schedule 2.

         (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

         (vii)    Liens securing Indebtedness permitted by Section 6.11(iv).

         6.16. CAPITAL EXPENDITURES. Each Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of the following amounts for Capital Expenditures during any one fiscal year in the aggregate for the Borrowers and their Subsidiaries: (i) $7,775,000 during fiscal year 2002;
(ii) $8,250,000 during fiscal year 2003; and (iii) $8,500,000 during any fiscal year thereafter; provided, however, if Capital Expenditures are less than such permitted amounts during any fiscal year, the unused available amount, up to $1,000,000, may be carried over to the following fiscal year for Capital Expenditures.

         6.17. RENTALS. Each Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $4,000,000 in the aggregate during any one fiscal year on a non-cumulative basis for the Borrowers and their Subsidiaries.

         6.18. AFFILIATES. Each Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.19. SUBORDINATED INDEBTEDNESS. Each Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

         6.20. REQUIRED RATE MANAGEMENT TRANSACTIONS. If, at any time after June 1, 2003, the Borrowers fail to comply with the financial covenant set forth in
Section 6.25.1, the Borrowers will promptly enter into one or more Rate Management Transactions with one or more Lenders providing for a fixed rate of interest on a notional amount not less than 50% of the then aggregate outstanding principal balance of the Revolving Loans and the Term Loans and an average weighted maturity of at least 2 years.

         6.21. SALE OF ACCOUNTS. Except in the ordinary course of business for collection, each Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

         6.22. SALE AND LEASEBACK TRANSACTIONS AND OTHER OFF-BALANCE SHEET LIABILITIES. Each Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations under Rate Management Transactions permitted under Section 6.11 or required under Section 6.20.

         6.23. LETTERS OF CREDIT. Other than for Facility LCs issued pursuant to the terms hereof, each Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit.

         6.24. CONTINGENT OBLIGATIONS. Each Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) for the Guaranty, and (iii) other Contingent Obligations in an aggregate amount not exceeding $250,000 at any time during the term of this Agreement.

         6.25.  FINANCIAL COVENANTS.

                  6.25.1. DEBT SERVICE COVERAGE RATIO. The Borrowers will not permit the ratio, determined as of the end of each of their fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA minus Capital Expenditures, to (ii) the sum of (x) Consolidated Interest Expense plus (y) income taxes paid plus (z) current maturities of long term Consolidated Funded Indebtedness, but excluding (A) the outstanding balance of the Revolving Loans and (B) the amount of the "balloon" payment due upon maturity of the Term Loan (being $2,400,000) to be less than (1) 1.15 to 1.00 for fiscal year 2002, and (2) 1.20 to 1.00 thereafter.

                  6.25.2. LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than (x) 2.75 to 1.00 with respect to the fiscal quarter ended March 31, 2002 and each fiscal quarter thereafter through, and including, the fiscal quarter ending March 31, 2003; and
         (y) 2.50 to 1.00 with respect to each fiscal quarter thereafter.

                  6.25.3. MINIMUM TANGIBLE NET WORTH. The Borrowers will at all times maintain Consolidated Tangible Net Worth of not less than the sum of (i) $9,500,000 plus (ii) (x) 60% of Consolidated Net Income earned in each fiscal quarter, beginning with the quarter ending December 31, 2001 (without deduction for losses), and (y) 100% of the net proceeds from the issuance and sale of equity securities of any Borrower or any Subsidiary.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

          7.1. Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

          7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within 5 days after the same becomes due.

         7.3. The breach by any Borrower of any of the terms or provisions of
Article VI .

          7.4. The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

          7.5. Failure of any Borrower or any of its Subsidiaries or any Guarantor to pay when due any Material Indebtedness; or the default by any Borrower or any of its Subsidiaries or any Guarantor in the performance of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lenders under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of any Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.6. Any Borrower or any of its Subsidiaries or any Guarantor shall
(i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.



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

          7.7. Without the application, approval or consent of any Borrower or any of its Subsidiaries or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

          7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Borrower and/or its Subsidiaries and/or any Guarantor which, when taken together with all other Property of the Borrowers and their Subsidiaries and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

          7.9. Any Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. Nonpayment by any Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by any Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

         7.12.  Any Change in Control shall occur.

         7.13. Any Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum.

         7.14. Any Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

         7.15. Any Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by any Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.16. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.17. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.18. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Loan Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

         7.19. The representations and warranties set forth in Section 5.15 ("Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

         7.20. Any Borrower or any Subsidiary shall fail to pay when due any Operating Lease Obligation or obligation under a Sale and Leaseback Transaction.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. ACCELERATION; FACILITY LC COLLATERAL ACCOUNT. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) (a) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Account.

         (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

         (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

         8.2. AMENDMENTS. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date, or postpone any regularly scheduled payment of principal of any Loan, or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrowers to assign their rights under this Agreement.

         (iv)     Amend this Section 8.2.

         (v) Release any Guarantor from its Guaranty or, except as provided in the Loan Documents, release more than a Substantial Portion of the Property of the Borrowers from the Liens in favor of the Agent granted by the Collateral Documents.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.3.3 without obtaining the consent of any other party to this Agreement.

         8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or consented to in writing by, the Lenders required pursuant to
Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agents, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agents, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13.

         9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.6. EXPENSES; INDEMNIFICATION. (i) The Borrowers shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Agent, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the LC Issuer or the Lenders) paid or incurred by the Agent, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the relevant Collateral Documents, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrowers acknowledge that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrowers' assets for internal use by Bank One from information furnished to it by or on behalf of the Borrowers, after Bank One has exercised its rights of inspection pursuant to this Agreement.

         (ii) The Borrowers hereby further agree to indemnify the Agent, the LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the LC Issuer any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

         9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrowers and all their Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

         9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. NONLIABILITY OF LENDERS. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent, the LC Issuer nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. The Borrowers agree that neither the Agent, the LC Issuer nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by any Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

         9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13. DISCLOSURE. Each Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Borrower and its Affiliates.

                                    ARTICLE X

                                    THE AGENT

         10.1. APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA [Main Office Columbus] is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Ohio Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or any guarantor of any of the Obligations or of any of the Borrowers' or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Agent at such time, but is voluntarily furnished by any Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, with respect to those actions which require the consent of all Lenders as set forth in Section 8.2, the written instructions signed by all Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.



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

         10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its

Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the resigning Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. AGENT'S FEE. The Borrowers agree to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated June 18, 2002, or as otherwise agreed from time to time.

         10.14. DELEGATION TO AFFILIATES. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. EXECUTION OF COLLATERAL DOCUMENTS. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrowers on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

         10.16. COLLATERAL RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part hereof, shall then be due.

         11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Applicable Percentage of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Applicable

Percentage of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (i) each Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with
Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.3.2. The parties to this Agreement acknowledge that clause (ii) of this
Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2.    PARTICIPATIONS.

                  12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such

         Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of
         Section 8.2 or of any other Loan Document.

                  12.2.3. BENEFIT OF CERTAIN PROVISIONS. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. Each Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under
         Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and
         (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    ASSIGNMENTS.

                  12.3.1. PERMITTED ASSIGNMENTS. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, so long as no Default has occurred, Bank One agrees retain at least 35% of the Aggregate Commitment and the Loans. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrowers and the Agent otherwise consents) be in an amount not less than $5,000,000 in the case of any assignment of a Revolving Commitment and $1,000,000 in the case of any assignment of a Term Loan or Term Loan Commitment. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

                  12.3.2. CONSENTS. The consent of the Borrowers shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrowers shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans. The consent of the LC Issuer shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                  12.3.3. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1 and 12.3.2, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.4. REGISTER. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Columbus, Ohio a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. DISSEMINATION OF INFORMATION. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. NOTICES. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. CHANGE OF ADDRESS. Any Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agents, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN COLUMBUS, OHIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN COLUMBUS, OHIO.

         15.3. WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

             IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.



                                  BORROWERS:

                                  MPW Industrial Services Group, Inc.

                                  By: /s/ Richard R. Kahle
                                    -----------------------------------------
                                       Richard R. Kahle, Vice President,
                                       Chief Financial Officer, Treasurer and
                                       Secretary


                                  Each of the Other Borrowers Listed
                                  on the Schedule of Subsidiary Borrowers

                                  By: /s/ Richard R. Kahle
                                      ---------------------------------------
                                       Richard R. Kahle, Vice President,
                                       Chief Financial Officer, Treasurer and
                                       Secretary

                                  Address for all Borrowers:

                                  9711 Lancaster Road, S. E.
                                  Hebron, OH 43025
                                  Attention: Richard R. Kahle, Vice President
                                  and Chief Financial Officer
                                  Telephone:        (740) 927-8790
                                  FAX:              (740) 928-3309

COMMITMENTS

         Revolving:                 $19,250,000.00   BANK ONE, NA,
         Term Loan:                 $3,300,000.00    Individually and as LC
                                                     Issuer and Agent

                             By:  /S/ Steven P. Shepard
                                 ------------------------------------------
                                   Steven P. Shepard, First Vice President

                                      100 East Broad Street, 7th Floor
                                      Columbus, OH 43215
                                      Attention: Steven P. Shepard,
                                      First Vice President
                                      Telephone:       (614) 248-6857
                                      FAX:             (614) 248-5518

COMMITMENTS

         Revolving:                 $15,750,000.00   NATIONAL CITY BANK
         Term Loan:                 $2,700,000.00

                           By:  /s/ Robert C. Wolfinger
                               ---------------------------------------------
                                 Robert C. Wolfinger, Senior Vice President

                                    148 W. Main St.
                                    Lancaster, OH  43130-3728
                                    Attention: Robert C. Wolfinger
                                    Senior Vice President
                                    Telephone:       740-687-1890
                                    FAX:             740-681-4089

                        SCHEDULE OF SUBSIDIARY BORROWERS


Aquatech Environmental, Inc.
MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
MPW Industrial Services of Indiana, LLC
MPW Industrial Cleaning Corp.

                                PRICING SCHEDULE

========================= ============== =============== ============== =============
APPLICABLE MARGIN         LEVEL I        LEVEL II        LEVEL III      LEVEL IV
                          STATUS         STATUS          STATUS         STATUS
------------------------- -------------- --------------- -------------- -------------
Eurodollar Rate           1.75%          2.00%           2.25%          2.50%
------------------------- -------------- --------------- -------------- -------------
Floating Rate             0.125%         0.375%          0.625%         0.875%
========================= ============== =============== ============== =============

========================= ============== =============== ============== =============
APPLICABLE FEE RATE       LEVEL I        LEVEL II        LEVEL III      LEVEL IV
                          STATUS         STATUS          STATUS         STATUS
========================= ============== =============== ============== =============
Commitment Fee            0.35%          0.40%           0.45%          0.50%
========================= ============== =============== ============== =============

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrowers and their Subsidiaries delivered pursuant to Section 6.1(i) or (ii).

         From date of this Agreement until the date which is five Business Days after the receipt by Agent of the Financials of Borrowers and its Subsidiaries and Form 10-K for MPW Industrial Services Group, Inc. for the fiscal year ending June 30, 2002, (i) the interest rates will be based on the Eurodollar Rate and the Floating Rate, at the Borrower's option in accordance with the terms of the Agreement, plus the Applicable Margin as set forth in Level III Status in the pricing grid above, and (ii) the commitment fee will be as set forth in Level IV Status as set forth in the pricing grid above. Thereafter:

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, the Leverage Ratio is less than 1.25 to 1.0.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level I Status and (ii) the Leverage Ratio is less than 1.75 to 1.0.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.25 to 1.0.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent financials, the Borrowers have not qualified for Level I Status, Level II Status or Level III Status.

         "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrowers fail to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                    EXHIBIT A

                                 FORM OF OPINION


                                                        ________________ , 2002



The Agent, the LC Issuer and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:


         We are counsel for [list Borrowers] (each a "Borrower", and collectively, the "Borrowers"), and have represented the Borrowers in connection with its execution and delivery of a Credit Agreement dated as of June 18, 2002 (the "Agreement") among the Borrowers, the Lenders named therein, Bank One, NA, as Agent and as the LC Issuer, and providing for Credit Extensions in an aggregate principal amount not exceeding $41,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined each Borrower's [describe constitutive documents of each Borrower and appropriate evidence of authority to enter into the transaction], the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. Each Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         2. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance by each Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of each Borrower and will not:

                  (a) require any consent of any Borrower's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

                  (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of its Subsidiaries or (ii) each Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

                  (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon any Borrower or any of its Subsidiaries.

         3. The Loan Documents to which each Borrower is a party have been duly executed and delivered by such Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against any Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers or any of their Subsidiaries, is required to be obtained by the Borrowers or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrowers of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         6. The provisions of the Collateral Documents are sufficient to create in favor of the Lenders a security interest in all right, title and interest of the Borrowers in those items and types of collateral described in the Collateral Documents in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect on the date of this Agreement in Ohio. Financing statements on Form UCC-1's have been duly executed by each Borrower and have been duly filed in each filing office indicated in Exhibit A hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Such filings are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of each Borrower in those items and types of collateral described in the Collateral Documents in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code in such states, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the collateral may be located and we call your attention to the fact that the Lenders' security interest in certain of such collateral may not be perfected by filing financing statements under the Uniform Commercial Code.

         This opinion may be relied upon by the Agent, the LC Issuer, the Lenders and their participants, assignees and other transferees.

                                                     Very truly yours,

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 18, 2002 (as amended, modified, renewed or extended from time to time, the "Agreement") among MPW Industrial Services Group, Inc. and its Subsidiaries which are also party thereto as Borrowers (the "Borrowers"), the lenders party thereto, and Bank One, NA, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected _____________________ of each Borrower;


         2. I have reviewed the terms of the Agreement and, in the normal course of business, I am familiar with the transactions and conditions of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Collateral Document and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:

         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ________________________, 200___.

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of _________, 200__ with
               Provisions of Sections 6.25.1, 6.25.2 and 6.25.3 of
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans, included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor: ____________________________________________________________


2.       Assignee: _______________________________ [and is an affiliate/Approved
                   Fund of [identify Lender](1)

3.       Borrower(s):__________________________________________________________

4.       Agent:_________________________________ , as the agent under the
               Credit Agreement.

5.       Credit Agreement: The [amount] Credit Agreement dated as of June 18,
                           2002 among [name of Borrower(s)], the Lenders parties thereto, [name of Agent], as Agent.

(1)  Select as applicable.

6.       Assigned Interest:

-------------------- ---------------------------- ---------------------------- ----------------------------
                     Aggregate Amount of          Amount of Commitment/Loans
                     Commitment/Loans for all     Assigned*                    Percentage Assigned of
Facility Assigned    Lenders*                                                  Commitment/Loans(2)
____________(3)      $                            $                                   %
---------------------------------------------------------------------------------------------------------
                     $                            $                                   %
---------------------------------------------------------------------------------------------------------
                     $                            $                                   %
---------------------------------------------------------------------------------------------------------


7.       Trade Date:                                                   (4)
                           --------------------------------------------

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    [NAME OF ASSIGNOR]

                                    By:
                                       --------------------------------------
                                             Title:

                                    ASSIGNEE
                                    [NAME OF ASSIGNEE]

                                    By:
                                       --------------------------------------
                                             Title:

[Consented to and](5) Accepted:

[NAME OF AGENT], as Agent

By:
   -----------------------------------------
Title:

[Consented to:](6)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," "Term Loan Commitment,", etc.)

(5) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(6) To be added only if the consent of the Borrowers and/or other parties (e.g., L/C Issuer) is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:
   --------------------------------------------------
Title:

                                     ANNEX 1
                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1.  REPRESENTATIONS AND WARRANTIES.

                  1.1 ASSIGNOR. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrowers, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. ASSIGNEE. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. PAYMENTS. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio.

                          ADMINISTRATIVE QUESTIONNAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                    EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
 as Agent (the "Agent") under the Credit Agreement
 Described Below.

Re: Credit Agreement, dated June 18, 2002 (as the same may be amended or modified, the "Credit Agreement"), among MPW Industrial Services Group, Inc. and the other borrowers named therein (the "Borrowers"), the Lenders named therein, and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrowers, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrowers in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 ----------------------------------------------

Customer/Account Name
                     ----------------------------------------------------------

Transfer Funds To
                 --------------------------------------------------------------

For Account No.
               ----------------------------------------------------------------

Reference/Attention To
                      ---------------------------------------------------------

Authorized Officer (Customer Representative)         Date
                                                          ---------------------

------------------------------------                 --------------------------
(Please Print)                                        Signature

Bank Officer Name                                    Date
                                                          ---------------------


------------------------------------                 --------------------------
(Please Print)                                       Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E

                                      NOTE


                                                                          [Date]


         MPW Industrial Services Group, Inc. ("MPW Group") and each Subsidiary of MPW Group listed on Schedule I attached hereto or made a party hereto in accordance with the terms hereof (collectively, the "Borrowers"), jointly and severally, promise to pay to the order of ____________________________________
(the "Lender") the aggregate unpaid principal amount of all [Revolving] [Term] Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Columbus, Ohio, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. [The Borrowers shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.] [The Borrowers shall pay the principal of and accrued and unpaid interest on the Term Loans at the times set forth in the Agreement.]

         The Lender shall, and is hereby authorized to, record on Schedule II attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each [Revolving] [Term] Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June 18, 2002 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the lenders party thereto, including the Lender, the LC Issuer, and Bank One, NA [Main Office Columbus], as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         ADDITIONAL BORROWERS. Each Person which becomes a Subsidiary after the date of the Agreement shall be required to become a party to the Agreement and this Note by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit F attached to the Agreement. Upon such execution and delivery, each such Subsidiary shall become a Borrower under the Agreement, the Facility LC Applications and this Note with the same force and effect as if originally named a Borrower under the Agreement, the Facility LC Applications and this Note. The execution of and delivery of any such Supplements shall not require the consent of any other Borrower. The rights and obligations of each Borrower under the Agreement, the Facility LC Applications and this Note shall remain in full force and effect notwithstanding the addition of any new Borrower to the Agreement and this Note. Each such

Supplement, or a photocopy thereof (which shall be as effective as a manually signed counterpart of the Supplement) shall be attached to this Note as an allonge.

                                 BORROWERS:

                                 MPW Industrial Services Group, Inc.

                                 By:___________________________
                                      Richard R. Kahle, Vice President,
                                      Chief Financial Officer, Treasurer and
                                      Secretary

                                 Each of the Subsidiaries Listed on
                                 Schedule I Hereto

                                 By:___________________________
                                      Richard R. Kahle, Vice President,
                                      Chief Financial Officer, Treasurer and
                                      Secretary

                                   SCHEDULE I

                                  SUBSIDIARIES

Aquatech Environmental, Inc.
MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
MPW Industrial Services of Indiana, LLC
MPW Industrial Cleaning Corp.


                                   SCHEDULE II

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
 NOTE OF MPW INDUSTRIAL SERVICES GROUP, INC. ("MPW GROUP") AND EACH SUBSIDIARY OF MPW GROUP

                               DATED JUNE 18, 2002


                             Principal                 Maturity                    Principal
                             Amount of                of Interest                   Amount               Unpaid
         Date                  Loan                     Period                       Paid                Balance
----------------------------------------------------------------------------------------------------------------



                                    EXHIBIT F

                                   SUPPLEMENT


                              SUPPLEMENT NO. _____
                              (To Credit Agreement)


         THIS SUPPLEMENT NO. _____, (the "Supplement") dated as of _______________, to the Credit Agreement dated as of June 18, 2002 among MPW Industrial Services Group, Inc. ("MPW Group"), each Subsidiary of MPW Group listed on Schedule I attached hereto or which has entered into a previous Supplement (collectively, the "Borrowers"), Bank One, NA [Main Office Columbus], as Agent (in such capacity, the "Agent"), for the Lenders (as defined herein), and the Lenders, is made and entered into by the New Borrower (as hereinafter defined) and Bank One, NA [Main Office Columbus], as such Agent.

                             BACKGROUND INFORMATION

         A. Reference is made to the Credit Agreement dated as of June 18, 2002 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Agreement"), among the Borrowers, the lenders from time to time party thereto ("Lenders"), and the Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         C. The Borrowers have entered into the Agreement in order to induce the Banks to make Advances and Loans to the Borrowers and Bank One to issue Facility LCs. Section 2.23 of the Agreement provides that additional Subsidiaries of the Borrowers shall become Borrowers under the Agreement, the Facility LC Applications and the Notes by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Borrower") is executing this Supplement in accordance with the requirements of the Agreement to become a Borrower under the Agreement, the Facility LC Applications and the Notes in order to induce the Banks to make additional Advances and Loans to the Borrowers and Bank One to issue additional Facility LCs and as consideration for Advances and Loans previously made and Facility LCs previously issued.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the New Borrower agree as follows:

         1. In accordance with Section 2.23 of the Agreement, the New Borrower by its signature below becomes a Borrower under the Agreement, the Facility LC Applications and the

Notes with the same force and effect as if originally named therein as a Borrower and the New Borrower hereby (a) agrees to all the terms and provisions of the Agreement, the Facility LC Applications and the Notes applicable to it as a Borrower thereunder, and (b) represents and warrants that the representations and warranties made by it as a Borrower thereunder are true and correct on and as of the date hereof. Each reference to a "Borrower" in the Agreement, the Facility LC Applications, the Notes and any other Loan Document shall be deemed to include the New Borrower. The Agreement, the Facility LC Applications, the Notes and the Loan Documents are hereby incorporated herein by reference.

         2. The New Borrower represents and warrants to the Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Borrower and the Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         4. Except as expressly supplemented hereby, the Agreement, the Facility LC Applications, the Notes and all other Loan Documents shall remain in full force and effect.

         5. This Supplement, or a photocopy hereof (which shall be as effective as a manually signed counterpart of this Supplement) shall be attached to each Note as an allonge.

         6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Agreement, the Facility LC Applications, the Notes and the other Loan Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         8. All communications and notices hereunder shall be in writing and given as provided in Section 13.1 of the Agreement.

         9. The New Borrower agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Agent.

         IN WITNESS WHEREOF, the New Borrower and the Agent have duly executed this Supplement to the Agreement as of the day and year first above written.

                             [Name of New Borrower],


                                By:______________________________

                                Name: ___________________________

                                Title:_____________________________



                                Bank One, NA,
                                  as Agent,
                                  for and on behalf of itself and the Lenders


                                By:______________________________

                                Name: ___________________________

                                Title:_____________________________

                                    EXHIBIT G

                                    MORTGAGE

                     OPEN-END MORTGAGE, ASSIGNMENT OF RENTS
                             AND SECURITY AGREEMENT


         KNOW ALL MEN BY THESE PRESENTS, that ______________, a ______________ corporation, with its principal office located at ______________, Ohio (the "Borrower"), in consideration of the payments to Borrower and the "Other Borrowers" (as hereinafter defined) which the Lenders and the LC Issuer (collectively, the "Lenders") from time to time party to that certain Credit Agreement dated as of June 18, 2002 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Agreement"), by and among Borrower, the other borrowers (the "Other Borrowers") from time to time party thereto, the Lenders, Bank One, NA, [Main Office Columbus], a national banking association, whose address is 100 East Broad Street, Columbus, Ohio 43215, as LC Issuer and Agent ("the Agent") , have previously or contemporaneously herewith made or may hereafter make, does hereby GRANT, BARGAIN, SELL AND CONVEY unto the Agent, for the ratable benefit of the Lenders, their successors and assigns forever, that certain real property situated in the State of ____________, County of ______________ and ______________ of __________________, being more fully described in Exhibit "A" hereto and by this reference made a part hereof (the "Project Site"), together with all of the Borrower's interest, if any, in and to the following, whether now owned or hereafter acquired by Borrower: (a) all improvements now or hereafter attached to or placed, erected, constructed or developed on the Project Site (collectively the "Improvements"); (b) all fixtures, furnishings, equipment, inventory, and other articles of personal property (collectively the "Personal Property") that are now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed or that may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Improvements or the Project Site; (c) all water and water rights, timber, crops, and mineral interests pertaining to the Project Site; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Improvements or the Project Site; (e) all plans and specifications for the Improvements; (f) all contracts relating to the Project Site, the Improvements or the Personal Property; (g) all deposits (including, without limitation, tenants' security deposits), bank accounts, funds, documents, contract rights, accounts, commitments, construction agreements, architectural agreements, general intangibles (including,



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

without limitation, trademarks, trade names and symbols), instruments, notes and chattel paper arising from or by virtue of any transactions related to the Project Site, the Improvements or the Personal Property; (h) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Project Site, the Improvements or the Personal Property; (i) all proceeds arising from or by virtue of the sale, lease or other disposition of the Project Site, the Improvements, the Personal Property or any portion thereof or interest therein; (j) all proceeds (including, without limitation, premium refunds) of each policy of insurance relating to the Project Site, the Improvements or the Personal Property; (k) all proceeds from the taking of any of the Project Site, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof (including, without limitation, change of grade of streets, curb cuts or other rights of access), for any public or quasi public use under any law; (l) all right, title and interest of Borrower in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Project Site; (m) all of the leases, licenses, occupancy agreements, rents (including without limitation, room rents), royalties, bonuses, issues, profits, revenues or other benefits of the Project Site, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder;
(n) all rights, hereditaments and appurtenances pertaining to the foregoing; and
(o) other interests of every kind and character that Borrower now has or at any time hereafter acquires in and to the Project Site, Improvements, and Personal Property described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Borrower with respect thereto (all of the same, including the Project Site, the Improvements, and the Personal Property, collectively the "Mortgaged Property").

         TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto the Agent and its successors and assigns forever, for the benefit of the Lenders, and Borrower hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto the Agent, for the benefit of the Lenders, and their successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof, except as to the "Permitted Encumbrances" (as hereinafter defined).

         This Open-End Mortgage, Assignment of Rents and Security Agreement (the "Mortgage") is given for the purpose of securing (i) all of the Loans (as defined in the Agreement) to Borrower and the Other Borrowers, including, without limitation, the Revolving Loans and the Term Loans (as defined in the Agreement) made to Borrower, and (ii) all other obligations of Borrower and the Other Borrowers under the Loan Documents (as hereinafter defined), which Loans shall be made pursuant to the Agreement, which Agreement is by this reference made a part hereof.

         The Borrower agrees that, in addition to any other indebtedness or obligations secured hereby, this Mortgage shall secure unpaid balances of loan advances made pursuant to the Agreement after this Mortgage is delivered to the [______________] [Recorder] for record. Such loan advances are and will be evidenced by a note or notes of Borrower and/or the Other Borrowers. The maximum amount of unpaid loan indebtedness, which shall consist of unpaid



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

balances of loan advances made either before or after, or both before and after, this Mortgage is delivered to the [______________] [Recorder] for record, exclusive of interest thereon and of advances for taxes, assessments, insurance premiums and costs incurred for protection of the Mortgaged Property, which may be outstanding at any time is $41,000,000.00.

         THIS MORTGAGE IS GIVEN TO SECURE: the full and prompt payment, whether at stated maturity, accelerated maturity or otherwise, of the Loans and the complete, faithful and punctual performance of any and all other obligations (collectively the "Obligations") of Borrower and the other Borrowers to the Agent and the Lenders under the terms and conditions of (a) the Agreement, (b) the Notes (as defined in the Agreement); (c) this Mortgage; and (d) any and all other documents or instruments now or hereafter given by Borrower and/or the Other Borrowers evidencing or securing all or any part of the foregoing (the same, together with the Agreement, Notes and this Mortgage, collectively the "Loan Documents").

         Borrower, for itself and its successors and assigns, hereby covenants with the Agent for the benefit of the Lenders, their successors and assigns, that:

         1. TITLE. Borrower represents that it has good and marketable title in fee simple to the Mortgaged Property, free and clear from all conditions, restrictions, easements, liens, encumbrances and adverse claims whatsoever, except (a) the lien of real property taxes and assessments not yet due and payable; (b) legal highways; (c) zoning ordinances; and (d) restrictions, conditions, covenants and easements of record which do not interfere with the present use of the Mortgage Property (collectively, "Permitted Encumbrances"). If the interest of the Agent and the Lenders in the Mortgaged Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Borrower hereby authorizes the Agent, on behalf of the Lenders, at Borrower's expense, to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such interest. Any sums so expended by the Agent and the Lenders shall be charged against Borrower and collectible in accordance with the terms of Section 12 hereof.

         2. FURTHER ASSURANCES. Borrower shall furnish to the Agent evidence of the title of Borrower to the Mortgaged Property at the execution and delivery hereof and from time to time hereafter as may be deemed necessary by and satisfactory to the Agent, and Borrower shall promptly pay the cost of said title evidence when due and payable.

         Borrower, upon the request of the Agent, shall execute, acknowledge, deliver, file and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Documents and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, improvements or appurtenances to the Mortgaged Property.

         3. SUBROGATION FOR FURTHER SECURITY. The Agent and the Lenders shall be subrogated for their further security to the lien, although released of record, of any and all encumbrances paid with any advances under the Agreement; provided, however, that the terms and provisions



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
hereof shall govern the rights and remedies of the Agent and the Lenders and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which the Agent and the Lenders are subrogated hereunder.

         4. STATUS QUO. Except as expressly permitted herein or in the other Loan Documents, or except with the written consent of the Agent, which consent may be withheld in the Agent's sole discretion, Borrower shall not (a) sell, assign, mortgage, pledge, lease or otherwise convey or further encumber the Mortgaged Property, or any portion thereof, or any legal, equitable or beneficial interest therein, (b) contract for any of the same, (c) permit the Mortgaged Property, or any portion thereof, or legal, equitable or beneficial interest therein, to be subject to any superior or inferior lien or encumbrance,
(d) subdivide, resubdivide or submit to the condominium form of ownership all or any portion of the Mortgaged Property, or (e) initiate or acquiesce in any change in the zoning classification of the Project Site, or any portion thereof.

         5. PAYMENT OF INDEBTEDNESS. Borrower shall promptly pay the Loans as the same become due and payable.

         6. ESTOPPEL CERTIFICATE. Borrower shall furnish to the Agent within ten
(10) days of any written request of the Agent, a written statement, duly acknowledged by Borrower, setting forth the sums secured by this Mortgage and any right of set-off, counterclaim or other defense which Borrower alleges to exist against such sums and obligations of this Mortgage.

         7. TAXES AND OTHER IMPOSITIONS. Borrower shall promptly pay before delinquency, all taxes, assessments, charges, fines or impositions, general, local or special (collectively the "Impositions"), levied upon the Mortgaged Property, or any part thereof, or upon the Agent's and the Lenders' interest therein, or upon this Mortgage or the Loans, by any duly or legally constituted public authority, municipality, township, county or state or the United States, and exhibit the evidence of the payment thereof to the Agent within ten (10) Business Days (as defined in the Agreement) thereafter, provided that Borrower, at Borrower's own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Impositions, in which event Borrower may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined. However, Borrower shall not allow any such Impositions so contested to remain unpaid for such length of time as shall permit all or any portion of the Mortgaged Property, or the lien thereon created by such item, to be sold by federal, state, county or municipal authority for the nonpayment thereof. Pending any such contest, Borrower shall furnish to the Agent an indemnity bond secured by a deposit in cash or other security acceptable to the Agent, on the behalf of the Lenders in the amount of the tax or assessment being contested by Borrower, plus a reasonable additional sum to pay all costs, interest and penalties which may be imposed or incurred in connection therewith.

         8. INSURANCE AND INDEMNIFICATION. Borrower shall provide, maintain and keep in force at all times insurance on or with respect to the Mortgaged Property in amounts and with coverages satisfactory to the Agent.

         If the Agent is made a party defendant to any litigation concerning the Loan Documents or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof by



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

Borrower, then Borrower shall indemnify, defend and hold the Agent harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by the Agent in any such litigation, whether or not any such litigation is prosecuted to judgment. Borrower waives any and all right to claim or recover against the Agent, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Mortgaged Property, other property of Borrower or the property of others under control of Borrower from any cause insured against or required to be insured against by the provisions of this Mortgage.

         The Agent shall be entitled to receive all of the proceeds of such insurance, and if (x) no Default (as hereinafter defined) shall then have occurred and be continuing, Borrower shall be have the right to use such proceeds toward the repair or replacement of the damaged or destroyed portion of the Improvements and Personal Property, or (y) a Default shall then have occurred and be continuing, the Agent may elect either to apply such proceeds, in whole or in part, toward payment of the Loans, the unpaid portion of the debt to remain in force, or to hold and apply such proceeds, without payment or allowance of interest thereon, toward the repair or replacement of the damaged or destroyed portion of the Improvements and Personal Property. Borrower hereby authorizes and empowers the Agent, on behalf of the Lenders, to settle or compromise claims under all such policies provided that same shall be reasonable under the circumstances then existing and to demand, receive and receipt for all monies becoming payable thereunder, whether or not the policies are held by Borrower and whether or not they are made payable to the Agent, and the companies issuing such insurance policies are hereby notified, instructed, empowered and authorized to make loss drafts payable to the Agent, for the benefit of the Lenders.

         If the insurance proceeds are held by the Agent to reimburse Borrower for the cost of restoration and repair of the Improvements and the Personal Property, the Improvements and Personal Property shall be restored as nearly as practicable to the value, condition and character thereof existing immediately prior to such damage or destruction or such other value, condition or character as the Agent may approve in writing. The Agent may, at the Agent's option, condition disbursement of said proceeds on the Agent's approval of such plans and specifications of an architect satisfactory to the Agent, cost estimates of contractors satisfactory to the Agent, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as the Agent may reasonably require. If the insurance proceeds are applied to the payment of the sums secured by this Mortgage, any such application of proceeds shall not extend or postpone the due dates of the monthly installments referred to in the Agreement or change the amounts of such installments. If the Mortgaged Property is sold pursuant to Section 19 hereof or if the Agent acquires title to the Mortgaged Property, the Agent shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

         9. ESCROW. Borrower, in order to more fully protect the security of this Mortgage, does hereby covenant and agree that, if Borrower shall fail to timely pay taxes, assessments or insurance premiums as provided above, then Borrower shall, upon request of the Agent, pay to the Agent on the first day of each month, until the Loans are fully paid, a sum equal to one-twelfth (1/12) of the known or estimated yearly taxes, assessments and premiums for such



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

insurance as may be required by the terms hereof and, if applicable, any replacement reserve amounts payable by Borrower. The Agent shall hold such monthly payments which may be mingled with its general funds, without obligation to pay interest thereon, unless otherwise required by applicable law, to pay such taxes, assessments, and insurance premiums when due. Borrower agrees that sufficient funds shall be so accumulated for the payment of said charges one month prior to the due date thereof and that it shall furnish the Agent with proper statements covering the same fifteen (15) days prior to the due dates thereof. In the event of foreclosure of this Mortgage, or if the Agent on behalf of the Lenders, should take a deed in lieu of foreclosure, the amount so accumulated shall be credited on account of the unpaid principal or interest. If the total of the monthly payments as made under this Section shall exceed the payments actually made by the Agent, such excess shall be credited on subsequent monthly payments of the same nature, but if the total of such monthly payments so made under this Section shall be insufficient to pay such taxes, assessments, and insurance premiums then due, then said Borrower shall pay upon demand the amount necessary to make up the deficiency, which payments shall be secured by this Mortgage. To the extent that all the provisions of this Section for such payments of taxes, assessments, and insurance premiums to the Agent, are complied with, Borrower shall be relieved of compliance with the covenants contained in Sections 7 and 8 herein as to the amounts paid only, but nothing contained in this Section shall be construed as in any way limiting the rights of the Agent at its option to pay any and all of said items when due.

         10. WASTE; REPAIR. Borrower shall neither commit nor permit any waste on the Project Site and shall keep all Improvements and Personal Property now or hereafter erected or located on the Project Site in good condition and repair.

         11. ALTERATIONS; CONSTRUCTION. Except as permitted by the Agreement, Borrower shall not remove, demolish or alter any of the Improvements, now existing or hereafter constructed on the Project Site, or any of the Personal Property in or on the Project Site or Improvements, except (a) when incident to the replacement of any of the items of Personal Property with items of like kind and value, or (b) if any such action does not diminish the value of any such property.

         12. ADVANCES SECURED BY MORTGAGE. Upon failure of Borrower to comply with any of these covenants and agreements as to the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or the Agent's lien (for the benefit of the Lenders) thereon, and other charges and the costs of procurement of title evidence and insurance as aforesaid, the Agent and the Lenders may, at their option, pay the same, and any sums so paid, together with the reasonable fees of counsel employed by the Agent and the Lenders in consultation and in connection therewith, shall be charged against Borrower, shall be immediately due and payable by Borrower, shall bear interest at the highest rate set forth in the Agreement and shall be a lien upon the Mortgaged Property, and be secured by this Mortgage, and may be collected in the same manner as the principal debt hereby secured.

         13. USE. Unless the Agent otherwise agrees in writing, Borrower shall not allow changes in the nature of the occupancy for which the Project Site and Improvements were intended at the time this Mortgage was executed. Borrower shall comply with the laws, ordinances, regulations and requirements of any governmental body applicable to the Mortgaged



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Property, both during the construction of any Improvements on the Project Site and subsequent to the completion thereof, and not permit the use thereof for any illegal purpose.

         14. INSPECTION. Any person authorized by the Agent shall have the right to enter upon and inspect the Mortgaged Property at all reasonable times. The Agent shall, however, have no duty to make such inspections. Any inspection of the Mortgaged Property by the Agent shall be entirely for the benefit of the Lenders, and Borrower shall in no way rely or claim reliance thereon.

         15. MINERALS. Without the prior written consent of the Agent, there shall be no drilling or exploring for, or extraction, removal, or production of minerals from the surface or subsurface of the Project Site. The term "minerals" as used herein shall include, without limitation, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

         16. CONDEMNATION. If all or any part of the Project Site or Improvements are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, or, with the Agent's consent, by any conveyance in lieu thereof, the amount of any award or other payment for such taking or conveyance, or damages made in consideration thereof, to the extent of the full amount of then remaining unpaid Loans is hereby assigned to the Agent, for the benefit of the Lenders. The Agent is empowered to collect and receive any such award, payment and/or damages and to give proper receipts therefor in the name of Borrower, and the same shall be paid forthwith to the Agent. If no Default shall have then occurred and be continuing, any award or payment so received by the Agent shall be released in whole or in part to Borrower, upon terms satisfactory to the Agent, for the purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of such taking, alteration or proceedings, but the Agent shall not be obligated to see to the application of any funds so released. If a Default shall have then occurred and be continuing, any award or payment so received by the Agent may, at the option of the Agent, be retained and applied, in whole or in part, to the Loans (whether or not then due and payable) in such manner as the Agent may determine, or be released in whole or in part to Borrower upon terms satisfactory to the Agent for the purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of such taking, alteration or proceedings, but the Agent shall not be obligated to see to the application of any funds so released. Unless Borrower and the Agent otherwise agree in writing, any such application of proceeds to the Loans, as the case may be, shall not extend or postpone the due date of the installments referred to in the Agreement, or change the amount of such installments. If Borrower receives notice, written or unwritten, of any actual, intended or threatened condemnation or eminent domain proceeding, Borrower shall forthwith furnish a copy of such notice to the Agent if such notice was written, or inform the Agent in writing if such notice was unwritten. Borrower further authorizes the Agent, at the Agent's option and at Borrower's expense, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Borrower's or the Agent's name, any action or proceeding relating to any condemnation or other taking of all or any part of the Mortgaged Property and to settle or compromise any claims in connection with such condemnation or other taking.



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

         17.      ASSIGNMENT OF RENTS AND LEASES.

                  (a) Borrower hereby absolutely and unconditionally assigns, transfers and sets over unto the Agent for the benefit of the Lenders, and their successors and assigns, all present and future leases covering all or any part of the Mortgaged Property (the "Leases"), together with any extensions or renewals thereof and any guarantees of any tenants' obligations thereunder, and all of the rents, royalties, bonuses, income, receipts, revenues, issues and profits now due or which may hereafter become due under the Leases or any extensions or renewals thereof, as well as all moneys due and to become due to Borrower under the Leases for services, materials or installations supplied whether or not the same were supplied under the terms of the Leases, all liquidated damages following default under the Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property (such rents, income, receipts, revenues, issues, profits and other moneys assigned hereby are hereinafter collectively called "Rents"), together with any and all rights and remedies which Borrower may have against any tenant under any of the Leases or others in possession of the Mortgaged Property or any part thereof for the collection or recovery of Rents so assigned. Prior to a Default, Borrower shall have a license to collect and receive all Rents as trustee for the benefit of the Agent, on behalf of the Lenders, and Borrower.

                  (b) Borrower hereby represents, warrants and agrees that:

                           (i) Borrower has good title to the Leases and
Rents hereby assigned and has the right, power and capacity to make this assignment and no person or entity other than Borrower has or will have any right, title or interest in or to the Leases or Rents, except for the Permitted Encumbrances.

                           (ii)  Borrower shall, at Borrower's sole cost and
expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases and give prompt notice to the Agent of any failure to do so. Borrower shall use all reasonable efforts to enforce or secure the performance of each and every obligation and undertaking of the tenants under the Leases and shall appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, the Leases or the obligations and undertakings of the tenants thereunder.

                           (iii) Borrower shall  generally  operate and
maintain the Mortgaged Property in a manner to insure maximum Rents and shall enter into and maintain a contract, approved by the Agent as to form and content, with a professional property manager, approved by the Agent, for the management and leasing of the Mortgaged Property.

                           (iv)  Borrower  shall not (1) pledge,  transfer,
mortgage or otherwise encumber or assign the Leases or the Rents; (2) permit any assignment of any of the Leases which requires the consent of the Borrower; or
(3) collect Rents more than one (1) month prior to accrual.

                           (v)   Without  the prior  consent  of the  Agent,
Borrower shall not (1) waive, excuse, condone or in any manner release or discharge any tenant under any of the Leases;

(2) disaffirm, cancel, terminate or consent to any surrender of any of the Leases; (3) modify, extend or in any way alter the terms of any of the Leases; or (4) renew or extend any of the Leases except pursuant to terms in existing Leases.

                           (vi)     Borrower shall give immediate  notice to the
Agent of any notice Borrower receives from any tenant under the Leases, specifying any claimed default by any party under the Leases.

                           (vii)    All  existing  Leases  are  valid,
unmodified and in full force and effect, there are no existing defaults under any of the Leases and Borrower has not performed any act or executed any instrument which might prevent the Agent from operating under any of the terms and provisions thereof or which would limit the Agent in such operation.

                           (viii)      All future  Leases of the  Mortgaged
Property shall be subject to the approval of the Agent as to form and content, including tenant. Unless otherwise directed by the Agent, all future Leases shall specifically provide that all Leases are subordinate to this Mortgage; that the tenant attorns to the Agent, on behalf of the Lenders, such attornment to be effective upon the Agent's, on behalf of the Lenders, acquisition of title to the Mortgaged Property, provided the tenant is given customary non-disturbance; that the tenant agrees to execute such further subordination and attornment agreements and estoppel certificates as the Agent may from time to time reasonably request; and that the attornment and non-disturbance of the tenant shall not be terminated by foreclosure.

                  (c) The Agent shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Borrower under any of the Leases; and Borrower hereby agrees to indemnify the Agent and the Lenders for, and to save the Agent and the Lenders harmless from, any and all liability, damage or expense arising from any of the Leases or from this assignment, including, without limitation, claims by tenants for security deposits or for rental payments made more than one (1) month in advance and not delivered to the Agent. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by the Agent shall bear interest at the highest rate set forth in the Agreement, and shall be payable by Borrower immediately without demand and shall be secured hereby. This assignment shall not place responsibility for the control, care, management, or repair of the Mortgaged Property upon the Agent and the Lenders, or make the Agent and the Lenders responsible or liable for any negligence in the management, operation, upkeep, repair or control of same resulting in loss or damage or injury or death to any party.

                  (d)      Upon the occurrence of a Default:

                           (i)         All Rents  assigned  hereunder  shall be
paid directly to the Agent, and the Agent may notify the tenants under the Leases (or any other parties in possession of the Mortgaged Property) to pay all of the Rents directly to the Agent at the address specified in Section 27 hereof, for which this assignment shall be sufficient warrant;

                           (ii)        The Agent shall have the right to
forthwith enter and take possession of the Mortgaged Property and to manage, operate, lease and develop the same; to collect as hereunder provided all or any Rents payable under the Leases; to make repairs as the Agent deems appropriate; and to perform such other acts in connection with the management, operation, development, leasing and construction of the Mortgaged Property as the Agent, in its sole discretion, may deem proper; and

                           (iii)       The Agent shall have the right to
forthwith enter into and upon the Mortgaged Property and take possession thereof, and to appoint an agent, or in the event of the institution of foreclosure proceedings to have a receiver appointed for the collection of the Rents.

         In the event that the Agent shall pursue its remedies under Subsections 17(d)(ii) or (iii) above, the net income, after allowing a reasonable fee for the collection thereof and the management of the Mortgaged Property, may be applied toward the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or the Agent's lien, for the benefit of the Lenders, thereon, and other charges against the Mortgaged Property and the costs of procurement of such insurance and of evidence of title to the Mortgaged Property, or any of them, or in the reduction of the Loans and the payment of interest, as the Agent may elect. If the Rents are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by the Agent and the Lenders for such purposes shall become indebtedness of Borrower to the Agent and the Lenders secured by this Mortgage. Unless the Agent and Borrower agree in writing to other terms of payment, such amounts shall be payable upon demand from the Agent upon Borrower and shall bear interest from the date of disbursement at the highest rate set forth in the Agreement.

         The exercise or failure to exercise any of the above remedies shall not in any way preclude or abridge the right of the Agent, on behalf of the Lenders, to foreclose this Mortgage or to take any other legal or equitable action thereon. The Agent shall have such rights or privileges as aforesaid regardless of (i) the value of the Mortgaged Property given as security hereunder, (ii) the value of any other property given as security for the Loans under any other document or instrument given by Borrower or the Other Borrowers to the Agent on behalf of the Lenders pursuant to the Agreement, and (iii) the solvency or insolvency of any party bound for the payment of the Loans or the other sums hereby secured.

                  (e) Borrower hereby authorizes and directs the tenants under the Leases to pay Rents to the Agent and the Lenders upon written demand by the Agent, without further consent of Borrower, and the tenants may rely upon any written statement delivered by the Agent to the tenants. Any such payment to the Agent shall constitute payment to Borrower under the Leases.

                  (f) There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Project Site and Improvements without the prior written consent of the Agent.

         18. SECURITY AGREEMENT. This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the State of Ohio (the "UCC") for any of the Mortgaged Property comprising Personal Property and fixtures or which may be subject to a security interest pursuant to the UCC, and Borrower hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in said Personal Property and fixtures and other property, whether the same is now existing or hereafter acquired, together with replacements, replacement parts, additions, repairs and accessories incorporated therein or affixed thereto and, if sold or otherwise disposed of, the proceeds (including insurance proceeds) thereof. Borrower agrees to execute and deliver to the Agent UCC financing statements covering said Personal Property and fixtures and other property from time to time and in such form as the Agent may require to perfect or maintain the priority of the Agent's security interest (for the benefit of the Lenders) with respect to said Personal Property and fixtures and other property, and Borrower shall bear all costs thereof, including all UCC searches reasonably required by the Agent. Borrower shall not create or suffer to be created any other security interest in said Personal Property and fixtures and other property, including replacements thereof and additions thereto. Upon the occurrence of any Default, the Agent and the Lenders shall have the remedies of a secured party under the UCC and, at the Agent's option, may also invoke the remedies provided in Section 19 hereof with respect to such property.

         19. DEFAULT. The term "Default" shall have the same meaning as set forth in the Agreement, which meaning is incorporated by this reference herein.

         Upon the occurrence of any such Default, at the option of the Agent, without notice or demand, the same being hereby expressly waived, subject to the terms of the Agreement, the entire amount of all of the Loans shall become immediately due and payable, and, in addition to any other right or remedy which the Agent may now or hereafter have at law, in equity, or under the Loan Documents, the Agent shall have the right and power: (a) to foreclose upon this Mortgage and the lien hereof; (b) to sell, or cause to be sold, the Mortgaged Property according to law; and (c) to enter upon and take possession of the Mortgaged Property and/or have a receiver appointed therefor as set forth in
Section 17 hereof.

         20. NO WAIVER. The failure of the Agent or the Lenders to exercise any option to declare the maturity of the principal debt or any other sums hereby secured under any provision of any of the Loan Documents, or to forbear from exercising any right or remedy available to the Agent and the Lenders under any provision of any of the other Loan Documents, shall not be taken or deemed a waiver of the right to exercise such option, right or remedy, or declare such maturity as to any such past, continuing or subsequent violation of any of the covenants and agreements of the Loan Documents. Acceptance by the Agent on behalf of the Lenders, of partial payments shall not constitute a waiver of any Default. From time to time, the Agent may, at the Agent's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or any junior lienholder, without liability on the Agent's and the Lenders' part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Mortgage, extend the time for payment of the Loans, or any part thereof, reduce the payments thereon, release anyone liable thereon, accept a renewal note or notes for any or all of the Notes, modify the terms and time of payment thereof, release from the lien of this Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plan of the Mortgaged Property, consent to the granting of any easement, join in any extension or subordination agreement, or agree in writing with Borrower to modify the rate of interest or period of amortization of the Notes or to change the amount of the monthly installments payable thereunder. Any actions taken by the Agent on behalf of or with the Lenders pursuant to the terms of this Section shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Mortgage and to observe the covenants of Borrower contained herein and shall not affect the lien or priority of lien of this Mortgage on the Mortgaged Property. At the Agent's option, Borrower shall pay to the Agent a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred for any such action if taken at Borrower's request.

         21. PARCELS; WAIVER OF MARSHALLING. In the event of foreclosure of this Mortgage, the Mortgaged Property may be sold in one or more parcels or as an entirety as the Agent may elect.

         Notwithstanding the existence of any other security interests in the Mortgaged Property held by the Agent for the benefit of the Lenders or by any other party, the Agent shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. The Agent shall have the right to determine the order in which any or all portions of the Loans are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who becomes liable for Borrower's obligations and covenants under this Mortgage, and any party who now or hereafter acquires a security interest in the Mortgaged Property, or any portion thereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         22. COSTS OF COLLECTION. Borrower hereby agrees to pay to the Agent all reasonable costs of foreclosing this Mortgage, and all reasonable costs of enforcing, collecting and securing, and of attempting to enforce, collect and secure, the Notes, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise, and such costs and any other sums due the Agent and the Lenders under the Loan Documents may be included in any judgment or decree rendered.

         23. HAZARDOUS SUBSTANCES.

                  (a) Borrower hereby covenants and agrees with the Agent and the Lenders that the following terms shall have the following meanings:

                           (i)         "Environmental  Laws" means all federal,
state and local laws, statutes, ordinances and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives with respect thereto.

                           (ii)        "Hazardous  Substance" means, without
limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended

(42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), or any other applicable Environmental Law.

                           (iii)       "Indemnitee"  means  the  Agent,  the
Lenders, their participants in the Loans and all subsequent holders of this Mortgage, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Project Site and Improvements who acquires title thereto from or through the Agent and/or the Lenders or their participants.

                           (iv)        "Release"  has the same meaning as given
to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), and the regulations promulgated thereunder.

                  (b) Borrower represents and warrants to the Agent and the Lenders that, to its knowledge: (i) the Project Site and Improvements are not being and have not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance in violation of any Environmental Laws; (ii) the Project Site and Improvements do not contain any Hazardous Substances in violation of any Environmental Laws; (iii) there has been no Release of any Hazardous Substance on, at or from the Project Site and Improvements and Borrower has not received any form of notice or inquiry with regard to such a Release or threat of such a Release; (iv) no event has occurred with respect to the Project Site and Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law; (v) there are no agreements or orders or directives of any federal, state or local governmental agency or authority relating to the Project Site and Improvements which require any work, repair, construction, containment, clean up, investigations, studies, removal or other remedial action with respect to the Project Site and Improvements; and (vi) there are no actions, suits, claims or proceedings, pending or threatened, which seek any remedy that arise out of the condition, ownership, use, operation, sale, transfer or conveyance of the Project Site and Improvements and (1) a violation or alleged violation of any applicable Environmental Law, (2) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, or (3) human exposure to any Hazardous Substance.

                  (c) Borrower covenants and agrees with the Agent and the Lenders as follows:

                           (i)         Borrower  shall keep, and shall cause
all operators, tenants, subtenants, licensees and occupants of the Project Site and Improvements to keep the Project Site and Improvements free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Project Site and Improvements in accordance with all Environmental Laws.

                           (ii)        Borrower shall comply with, and shall
cause all operators, tenants, subtenants, licensee and occupants of the Project Site and Improvements to comply with all Environmental Laws.

                           (iii)       Borrower  shall  promptly  provide  the
Agent with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at or from the Project Site and Improvements or any property adjacent to or within the immediate vicinity of the Project Site and Improvements.

                           (iv)        Borrower shall undertake and complete
all investigations, studies, sampling and testing for Hazardous Substances required by the Agent and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Project Site and Improvements in violation of any Environmental Laws.

                           (v)         The Agent and the Lenders shall have
the right, but not the obligation, to cure any violation by Borrower of the Environmental Laws and the Agent's and the Lenders' cost and expense to so cure shall be secured by this Mortgage.

                  (d) Borrower covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitee arising out of the condition, ownership, use, operation, sale, transfer or conveyance of the Project Site and Improvements and (i) the storage, treatment generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, (iii) human exposure to any Hazardous Substance (iv) a violation of any Environmental Law, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Borrower herein (collectively, the "Indemnified Matters"), unless any such damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (x) are due to the gross negligence or willful misconduct of the Lenders, or (y) arise solely from factors not existing during the period Borrower owned the Mortgaged Property.

         The liability of Borrower to Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) the repayment of all sums and the satisfaction of all obligations of Borrower under the Notes, this Mortgage or other Loan Documents, (ii) the foreclosure of this Mortgage or the acceptance of a deed in lieu thereof, (iii) any amendment or modification of the Loan Documents by or for the benefit of Borrower or any subsequent owner of the Project Site and Improvements, (iv) any extensions of time for payment or performance required by any of the Loan Documents, (v) the release or discharge of this Mortgage or of Borrower or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents whether by the Agent and/or the Lenders, by operation of law or otherwise, (vi) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (vii) any exculpatory provision contained in any of the Loan Documents limiting the Agent's and/or the Lenders' recourse to property encumbered by this Mortgage or to any other security or limiting the Agent's right, on behalf of the Lenders, to a deficiency judgment against Borrower, (viii) any applicable statute of limitations, (ix) the sale or assignment of the Notes or this Mortgage, (x) the sale, transfer or conveyance of all or part of the Project Site and Improvements, (xi) the dissolution or liquidation of Borrower, (xii) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (xiii) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Borrower under the Notes or this Mortgage.

         The foregoing indemnity shall be in addition to any and all other obligations and liabilities Borrower may have to the Agent and the Lenders at common law.

         24. SUBORDINATE MORTGAGES. Borrower shall not after the date hereof grant or permit to be created any lien, security interest or other encumbrance, other than Permitted Encumbrances, covering any of the Mortgaged Property.

         25. [MODIFY IF MORTGAGED PROPERTY IN STATE OTHER THAN OHIO] PRIORITY OF MORTGAGE LIEN. The Agent and the Lenders, at their option, are authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code, and any present or future amendments or supplements thereto, for the protection of the Agent's and the Lenders' interests in the Mortgaged Property.

         26. GENERAL WAIVER BY BORROWER. Borrower hereby waives and releases, to the extent permitted by law:

                  (a) all errors, defects and imperfections in any proceeding instituted by the Lenders or the Agent hereunder or under the Loan Documents.

                  (b) all benefit that might accrue to Borrower by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and

                  (c) any appraisement, valuation, stay, extension or redemption or usury law now or hereafter in force and all rights of marshalling of assets in the event of any sale of the Mortgage Property or any part thereof or interest therein, it being understood and agreed that any court having jurisdiction to foreclose the lien hereof may sell the Mortgaged Property in part or as an entirety.

         27. NOTICE. Any notice required or permitted to be given hereunder shall be given in writing in accordance with the terms of the Agreement.

         28. MISCELLANEOUS. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. If any provision of this Mortgage is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable, or hereafter rendered void, voidable or otherwise unenforceable, the remainder of this Mortgage shall not be affected thereby, but shall be construed as if it does not contain such provision. Each right and remedy provided in this Mortgage is distinct and cumulative to all other rights or remedies under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever. This Mortgage shall be governed by and construed under the laws of the State of Ohio [AND, AS APPLICABLE, THE LAWS OF THE STATE OF _________, BEING THE STATE IN WHICH THE PROJECT SITE IS LOCATED.]

         PROVIDED, HOWEVER, that these presents are upon the condition that if Borrower shall fully and promptly pay when due the Loans and shall completely, faithfully and punctually perform all of the obligations under the terms and conditions of the Loan Documents in connection with the Loans, then this Mortgage shall be void and, at the Mortgagor's expense, Mortgagee shall release this lien by a recordable instrument; otherwise it shall remain in full force and effect in law and equity forever.

         IN WITNESS WHEREOF, Borrower has caused this Mortgage to be executed as of the _________ day of ________________, 2002.

[Signed and acknowledged               Borrower:
in the presence of:
                                       ----------------------------------------

                                       By
-----------------------------------      --------------------------------------
Witness
       ----------------------------
                (printed)              Name:
                                            -----------------------------------
By:
   --------------------------------
Witness                           ]    Title:
        ---------------------------           ---------------------------------
              (printed)



STATE OF OHIO

COUNTY OF  ______________, SS:

         The foregoing instrument was acknowledged before me this ____________ day of ____________________, 2002, by _______________________, the
_______________ of __________________________, a ____________, on behalf of
___________.



                                               ---------------------------------
                                               Notary Public

                                               Commission
                                               Expiration:_________________

This instrument prepared by:

John D. Robinett, Esq.
Schottenstein, Zox & Dunn Co., L.P.A.
41 South High Street, Suite 2600
Columbus, Ohio 43215

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                   SCHEDULE I

                                  SUBSIDIARIES


Aquatech Environmental, Inc.,
MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
MPW Industrial Services of Indiana, LLC
MPW Industrial Cleaning Corp.

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (SEE SECTIONS 5.8 AND 6.14)

SUBSIDIARIES

    Investment     Jurisdiction of               Owned               Amount of       Percent
        In         Organization                  By                  Investment      Ownership
-------------------------------------------------------------------------------------------------
MPW Industrial       Ohio                   MPW Industrial                              100%
Services, Inc.                              Services Group, Inc.

MPW Industrial     New Brunswick,           MPW Management                              100%
Services, Ltd.      Canada                  Services Corp.

MPW Industrial       Ohio                   MPW Management                              100%
Water Services, Inc.                        Services Corp.

MPW Management       Ohio                   MPW Industrial                              100%
Services Corp.                              Services, Inc.

MPW Container        Ohio                   MPW Management                              100%
Management Corp.                            Services Corp.

MPW Container
Management Corp.   Michigan                 MPW Management                              100%
of Michigan                                 Services Corp.

Aquatech           Michigan                 MPW Industrial Services                     100%
Environmental, Inc.                         Group, Inc.

MPW Industrial    Ohio                      MPW Industrial Services                     100%
Cleaning Corp.                              Group, Inc.

MPW Industrial    Indiana                   MPW Industrial Cleaning Corp.                 1%
Services of Indiana,                        MPW Industrial Services, Inc.                99%
LLC

OTHER INVESTMENTS

Pentagon          Ohio                      MPW Management Services Corp.               22.3%
Technologies
Group, Inc.

Mabco Steam Company, LLC                    MPW Industrial Cleaning Corp.            $300,000

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                       (SEE SECTIONS 5.14, 6.11 AND 6.15)


                                                                         Property                  Maturity
            Indebtedness                     Indebtedness               Encumbered          and Current Amount of
            Incurred By                         Owed To                  (If Any)                Indebtedness
------------------------------------- ---------------------------- --------------------- -----------------------------
MPW Industrial Services Group, Inc.   William E. Hughes, Jr.               None                    $141,484.00
                                                                                               Maturing 8/1/04

MPW Industrial Services Group, Inc.
                                      Jerry Broyles                        None                     $13,674.40
                                      C. William Culwell                   None                     $16,319.00
                                      William J. Eaves                     None                     $24,092.00
                                      Dan Jones                            None                     $14,296.00
                                      Kelly Six                            None                      $1,406.00
                                      Barry Thiel                          None                     $42,140.00
                                                                                              Maturing 10/31/02

MPW Industrial Services, Inc.         GMAC                               Vehicles                   $54,141.32
                                                                          (PMSI)                 Maturing 1/05

                                      GMAC                               Vehicles                   $21,426.84
                                                                          (PMSI)                 Maturing 6/05